Exhibit 10.1

November 18, 2021

Ms. Margaret Wigglesworth

33 Monument Street

Wenham, MA 01984

Dear Margaret:

You and Five Star Senior Living Inc. ("Five Star") are entering into this letter agreement (this "Agreement") to confirm the terms and conditions of your retirement from Five Star on December 31, 2021 or such earlier date you elect as provided below (the "Retirement Date").

I.            TRANSITION PERIOD AND RETIREMENT

(A)            Resignations. You will continue to serve as Executive Vice President and Chief Operating Officer of Five Star until November 22, 2021, as of which date you will resign from this position and from any other officer or related positions you hold within Five Star and its subsidiaries. You will continue to serve as an employee of Five Star until the Retirement Date in order to transition your duties and responsibilities.

(B)            Payments until the Retirement Date. Until the Retirement Date, you will continue to receive the same cash salary compensation and benefits as you currently receive.

(C)            Transition Responsibilities. Until the Retirement Date, you will work towards the orderly transition of your responsibilities and use all reasonable efforts to assist in training your successor(s). Between November 23, 2021 and the Retirement Date, it is understood that you may not come into the office every day or even regularly. You may elect to accelerate the Retirement Date by giving ten (10) business days prior written notice to Five Star. The Retirement Date will be automatically accelerated if you accept other employment.

(D)            Payments and Benefits on the Retirement Date. On the Retirement Date, Five Star will pay your unpaid wages and any accrued but unused vacation for the period through the Retirement Date, subject to all usual and applicable taxes and deductions. Your health insurance on Five Star's group plan will terminate on the last day of the month in which the Retirement Date occurs. To continue any health insurance beyond the Retirement Date, you must complete a continuation of coverage (COBRA) election form and make timely payments for coverage. Information regarding COBRA will be mailed to you. Any group life and disability insurance on our group plan will terminate on the last day of the month in which the Retirement Date occurs, as will your participation in the Five Star 401(k) plan.

Margaret Wigglesworth

November 18, 2021

(E)            Unvested Share Grants. Consistent with the terms of your share award agreement for Five Star, any unvested share grants as of the Retirement Date shall not vest and shall be forfeited. You understand and agree that, although the Five Star Code of Business Conduct and Ethics will no longer apply to you after the Retirement Date, you are subject to all laws and regulations with respect to all of your shares in Five Star, including, but not limited to, those applicable to the purchase or sale of securities while in possession of material, non-public information concerning Five Star.

(F)            Retirement Benefits. Provided you sign and do not revoke this Agreement, you sign on the Retirement Date and do not revoke the Waiver and Release of Claims attached as Exhibit A, and you satisfactorily perform your transition responsibilities through the Retirement Date, you will receive the following additional retirement payments and benefits:

(1)            Cash Payments.

(a) If the Retirement Date is not accelerated, Five Star will pay you a lump sum payment of $403,846.14, subject to applicable deductions, which represents eighteen (18) weeks of your base salary and the full amount of your 2020 discretionary bonus. This payment will be made no later than the first regularly scheduled payroll date after the expiration of the revocation period set forth in the Waiver and Release of Claims attached as Exhibit A.

(b) If the Retirement Date is accelerated, Five Star will pay you a lump sum payment of $103,846.14, subject to applicable deductions, which represents eighteen (18) weeks of your base salary. This payment will be made no later than the first regularly scheduled payroll date after the expiration of the revocation period set forth in the Waiver and Release of Claims attached as Exhibit A.

(2)            Outplacement Benefits. Five Star will pay for outplacement services to be provided to you by Essex Partners, up to $30,000.

(3)            Mobile Phone Number. At your request, Five Star agrees to consent to and cooperate with you in the transfer to you of your mobile phone number, and to pay for any costs associated with such transfer (except that you will be responsible for the cost of replacement service). You agree to be responsible for all cell phone payments for service after the Retirement Date.

Margaret Wigglesworth

November 18, 2021

II.            RELEASE

You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge Five Star, The RMR Group LLC ("RMR"), and any other companies managed by RMR from time to time, including, without limitation, Diversified Healthcare Trust ("DHC"), and their past, present and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, and affiliates -hereinafter referred to as the "Releasees" -or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Agreement including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by Five Star; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101) and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for unemployment compensation benefits or, in Massachusetts, workers' compensation benefits.

Nothing in this Agreement shall affect the EEOC's rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Agreement be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with Five Star.

Margaret Wigglesworth

November 18, 2021

III.            TAX PROVISIONS

You agree that you shall be responsible and will pay your own tax obligations and/or liabilities created under state or federal tax laws by this Agreement.

IV.            INTERNAL ANNOUNCEMENT

At a time and in a form mutually agreed upon by you and Five Star, Five Star will send an internal email announcing your departure from Five Star.

V.            CONFIDENTIALITY

You agree that on or before the Retirement Date, you will return to Five Star all property of Five Star including, but not limited, to all documents, records, materials, software, equipment, building keys or entry cards, any technology issued to you by Five Star and other physical property that have come into your possession or been produced by you in connection with your employment with Five Star, except your cell phone, laptop and iPad which you are permitted to retain if you sign and do not revoke this Agreement and also sign, return and do not revoke the Waiver and Release of Claims attached as Exhibit A. You agree to delete all information related to Five Star from this technology immediately after the Retirement Date, unless we otherwise agree.

In addition, you shall not at any time reveal to any person or entity, except to employees of Five Star or RMR who need to know such information for purposes of their employment or as otherwise authorized by Five Star or RMR in writing, any confidential information of Five Star, RMR, or any RMR managed company, including, without limitation, DHC. Confidential information includes, without limitation, information regarding (i) the marketing, business, operational and financial activities and/or strategies of Five Star, RMR or DHC, (ii) the costs, sources of supply, financial performance or information, projects, plans, branding, acquisition or dispositions, proposals and strategic plans of Five Star, RMR or DHC, (iii) any non-public financial information or practices of Five Star, RMR or DHC, and (iv) information and discussions concerning any past or present lawsuits, arbitrations or other pending or threatened disputes in which Five Star, RMR or DHC is or was a party.

Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited, to the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of Five Star to make any such reports or disclosures and you are not required to notify Five Star that you have made such reports or disclosures.

Margaret Wigglesworth

November 18, 2021

VI.            NON-DISPARAGEMENT

You agree not to make harmful or disparaging remarks, written or oral, concerning Five Star, RMR, or any RMR managed company, including, without limitation, DHC, or any of its or their respective directors, officers, trustees, employees, agents or service providers. Five Star agrees to instruct its executive officers not to make any harmful or disparaging remarks, written or oral, concerning you. If a prospective employer or other party calls upon Five Star for a reference, Five Star will respond solely by confirming your position and dates of employment. Nothing in this provision shall prevent you or Five Star from testifying truthfully in connection with any litigation, arbitration or administrative proceeding when compelled by subpoena, regulation or court order.

VII.           NON-SOLICITATION

You agree that for five (5) years following the Retirement Date, you will not, directly or indirectly, without the prior written consent of Five Star, solicit, attempt to solicit, assist others to solicit, hire, or assist others to hire for employment any person who is, or within the preceding six (6) months was, an employee of Five Star.

VIII.         BREACH OF SECTIONS V, VI OR VII

The parties agree that any breach of Sections V, VI or VII of this Agreement will cause irreparable damage to the non-breaching party and that, in the event of such a breach or threatened breach, the non-breaching party shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of any obligations hereunder. The parties agree that, in the event that any provision of Section V, VI, or VII shall be determined by any court of competent jurisdiction or arbitration panel to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

IX.            COOPERATION

You agree to cooperate with Five Star, at reasonable times and places, with respect to all matters arising during or related to your continuing or past employment as to which you have knowledge, including but not limited to all formal or informal matters in connection with any government investigation, internal investigation, litigation, regulatory or other proceeding which may have arisen or which may arise. Five Star will reimburse you for all reasonable out-of-pocket expenses (not including lost time or opportunity). Five Star will provide appropriate legal representation for you in a manner reasonably determined by Five Star.

X.             NON-WAIVER

Any waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

XI.            NON-ADMISSION

The parties agree and acknowledge that the considerations exchanged herein do not constitute and shall be not construed as constituting an admission of any sort on the part of either party.

Margaret Wigglesworth

November 18, 2021

XII.            NON-USE IN SUBSEQUENT PROCEEDINGS

The parties agree that this Agreement may not be used as evidence in any subsequent proceeding of any kind except one in which one of the parties alleges a breach of the terms of this Agreement or the Waiver and Release of Claims or one in which one of the parties elects to use this Agreement as a defense to any claim.

XIII.          ADEA ACKNOWLEDGMENT

You acknowledge that you have carefully read and fully understand this Agreement. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Agreement. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Agreement; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Agreement; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Agreement in exchange for monies in addition to those to which you are already entitled; that Five Star gave you a period of at least twenty-one (21) days within which to consider this Agreement and a period of seven (7) days following your execution of this Agreement to revoke your ADEA waiver as provided below; that if you voluntarily execute this Agreement prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Agreement by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Agreement knowingly, willingly and voluntarily in exchange for the separation payments and benefits. To receive the separation payments and benefits provided in this Agreement, this Agreement must be signed and returned to Five Star, Attn: Chief Executive Officer, at 400 Centre Street, Newton, MA 02458 or, if by email delivery, KPotter@5ssl.com, on or before December 9, 2021.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Agreement. Notice of revocation must be received in writing by Five Star, Attn: Chief Executive Officer, at 400 Centre Street, Newton, MA 02458 or at, if by email delivery, KPotter@5ssl.com, no later than the seventh day (excluding the date of execution) following the execution of this Agreement. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Agreement. The parties agree that if you exercise your right to revoke this Agreement, then you are not entitled to any of the separation payments and benefits set forth in Section I.F. of this Agreement. This Agreement shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.

Margaret Wigglesworth

November 18, 2021

XIV.            ENTIRE AGREEMENT

This Agreement, together with the Waiver and Release of Claims, constitutes the entire agreement between the parties concerning the terms and conditions of your separation of employment from Five Star and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between the parties, except for any indemnification agreements, any applicable equity agreements, and the Mutual Agreement to Resolve Disputes and Arbitrate Claims, which remain in full force and effect. You agree that Five Star has not made any warranties, representations, or promises to you regarding the meaning or implication of any provision of this Agreement other than as stated herein.

XV.             NO ORAL MODIFICATION

Any amendments to this Agreement shall be in writing and signed by you and an authorized representative of Five Star.

XVI.           SEVERABILITY

In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or an arbitrator or arbitration panel to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

XVII.          GOVERNING LAW, JURISDICTION AND SUCCESSOR AND ASSIGNS

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to any conflict of law principles, and shall be binding upon and inure to the benefit of you and your heirs, successors, and beneficiaries, and Five Star and its agents, affiliates, representatives, successors, and assigns.

The parties irrevocably agree that any dispute regarding this Agreement shall be settled by binding arbitration in accordance with the Mutual Agreement to Resolve Disputes and Arbitrate Claims.

XVIII.        VOLUNTARY ACT

By signing this Agreement, you acknowledge and agree that you are doing so knowingly and voluntarily in order to receive the payments and benefits provided for herein. By signing this Agreement, you represent that you fully understand your right to review all aspects of this Agreement, that you have carefully read and fully understand all the provisions of this Agreement, that you had an opportunity to ask questions and consult with an attorney of your choice before signing this Agreement; and that you are freely, knowingly, and voluntarily entering into this Agreement.

Margaret Wigglesworth

November 18, 2021

If you determine to accept this Agreement, understand it, and consent to it, please sign in the space provided below and return a copy so signed to us.

Very truly yours,

/s/ Katherine E. Potter
Katherine E. Potter
President & Chief Executive Officer

AGREED TO AND ACCEPTED:

/s/ Margaret Wigglesworth
Margaret Wigglesworth

Dated: November 22, 2021

EXHIBIT A
WAIVER AND RELEASE OF CLAIMS

You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge Five Star Senior Living Inc., The RMR Group LLC ("RMR"), and any other companies managed by RMR from time to time, including, without limitation, Diversified Healthcare Trust, and their past, present and future officers, directors, trustees, employees, representatives, shareholders, attorneys, agents, consultants, contractors, successors, and affiliates -hereinafter referred to as the "Releasees" -or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by Five Star; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Non-Discrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101) and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for unemployment compensation benefits or, in Massachusetts, workers' compensation benefits.

Nothing in this Waiver and Release of Claims shall affect the EEOC's rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Waiver and Release of Claims be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with Five Star.

Nothing in this Waiver and Release of Claims prohibits you from reporting possible violations of federal law or regulation to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of Five Star to make any such reports or disclosures and you are not required to notify Five Star that you have made such reports or disclosures. Further, notwithstanding anything to the contrary in this Waiver and Release of Claims, you are not releasing your rights or claims set forth in the letter, dated November 18, 2021 between you and Five Star (the "Letter Agreement").

You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that Five Star gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the release payments and benefits. To receive the separation payments and benefits provided in the Letter Agreement, this Waiver and Release of Claims must be signed and returned to Five Star, Attn: Chief Executive Officer, at 400 Centre Street, Newton, MA 02458 or, if by email delivery, KPotter@5ssl.com, on the Retirement Date, as defined in the Letter Agreement. Nothing in this Waiver and Release of Claims constitutes a waiver of any rights you have under the Letter Agreement.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Five Star, Attn: Chief Executive Officer, at 400 Centre Street, Newton, MA 02458 or at, if by email delivery, KPotter@5ssl.com, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the separation payments and benefits set forth in Section I.F. of the Letter Agreement. This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.

I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in farther consideration of the benefits set forth in Section I.F. of the Letter Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and Five Star if I do not revoke my acceptance within seven (7) days.

Margaret Wigglesworth

Dated: ____________________________